UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2012

ALLIANCE HEALTHCARE SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-16609	33-0239910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Bayview Circle, Suite 400

Newport Beach, CA 92660

(Address of principal executive offices, including zip code)

(949) 242-5300

(Registrant’s telephone number, including area code)

Not Applicable

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a — 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement

Alliance HealthCare Services, Inc. (the “Company”), amended its existing Credit Agreement, dated as of December 1, 2009 (as amended by that certain Amendment No. 1 to Credit Agreement, dated as of September 27, 2011 and as further amended, supplemented or modified to date, the “Credit Agreement”), pursuant to Amendment No. 2 to Credit Agreement (the “Amendment”), among the Company, Deutsche Bank Trust Company Americas, as administrative agent (the “Administrative Agent”) and the lenders party thereto, which became effective on November 6, 2012.

On November 5, 2012, in connection with the Amendment, the Company raised $30.0 million from the sale of certain imaging assets, which the Company subsequently leased from the financing parties. The Company offered the $30.0 million raised in the sale and lease transactions as a mandatory prepayment of outstanding term loans to the lenders under the Credit Agreement (the “Mandatory Prepayment”).

In addition to the Mandatory Prepayment, the Company used $45.0 million of cash on the Company’s balance sheet to offer to lenders under the Credit Agreement a voluntary prepayment of outstanding term loans (the “Voluntary Prepayment,” and, together with the Mandatory Prepayment, the “Prepayments”). Lenders under the Credit Agreement had the right to waive acceptance of the Mandatory Prepayment, and the Amendment provided the lenders with the right to waive acceptance of the Voluntary Prepayment. Pursuant to the Amendment, the Company re-offered amounts of the Prepayments declined by lenders until 95% of the Prepayments were applied to prepay borrowings outstanding under the term loan facility. As of November 6, 2012, the Company prepaid approximately $74.5 million of outstanding term loans.

The Amendment also (i) modifies the Credit Agreement’s maximum leverage covenant to require that the Company maintain a maximum ratio of consolidated total debt to consolidated Adjusted EBITDA less minority interest expense of 5.00 to 1.00 through September 30, 2014, 4.75 to 1.00 from October 1, 2014 through September 30, 2015, 4.50 to 1.00 from October 1, 2015 through December 31, 2015 and 4.25 to 1.00 thereafter and (ii) provides that the Prepayments will satisfy all future mandatory amortization payments under the Credit Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the amendment, which is filed as Exhibit 10.1 to this Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 of this report is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

No.	Description

10.1	Amendment No. 2 to Credit Agreement, effective November 6, 2012, among Alliance HealthCare Services, Inc., Deutsche Bank Trust Company Americas, as administrative agent and the lenders party thereto

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements relating to future events, including statements related to our ability to operate under the Amendment to the Credit Agreement. In this context, forward-looking statements often address the Company’s expected future business and financial results and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” or “will.” Forward-looking statements by their nature address matters that are uncertain and subject to risks. Such uncertainties and risks include: changes in the preliminary financial results and estimates due to the restatement or review of the Company’s financial statements; the nature, timing and amount of any restatement or other adjustments; the Company’s ability to make timely filings of its required periodic reports under the Securities Exchange Act of 1934; issues relating to the Company’s ability to maintain effective internal control over financial reporting and disclosure controls and procedures; the Company’s high degree of leverage and its ability to service its debt; factors affecting the Company’s leverage, including interest rates; the risk that the counterparties to the Company’s interest rate swap agreements fail to satisfy their obligations under these agreements; the Company’s ability to obtain financing; the effect of operating and financial restrictions in the Company’s debt instruments; the accuracy of the Company’s estimates regarding its capital requirements; the effect of intense levels of competition in the Company’s industry; changes in the methods of third party reimbursements for diagnostic imaging and radiation oncology services; fluctuations or unpredictability of the Company’s revenues, including as a result of seasonality; changes in the healthcare regulatory environment; the Company’s ability to keep pace with technological developments within its industry; the growth in the market for MRI and other services; the disruptive effect of hurricanes and other natural disasters; adverse changes in general domestic and worldwide economic conditions and instability and disruption of credit markets; difficulties the Company may face in connection with recent, pending or future acquisitions, including unexpected costs or liabilities resulting from the acquisitions, diversion of management’s attention from the operation of the Company’s business, and risks associated with integration of the acquisitions; and other risks and uncertainties identified in the Risk Factors section of the Company’s Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission (the “SEC”), as may be modified or supplemented by our subsequent filings with the SEC. These uncertainties may cause actual future results or outcomes to differ materially from those expressed in the Company’s forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake to update its forward-looking statements except as required under the federal securities laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2012	/s/ Howard K. Aihara
	Name:	Howard K. Aihara
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

No.	Description

10.1	Amendment No. 2 to Credit Agreement, effective November 6, 2012, among Alliance HealthCare Services, Inc., Deutsche Bank Trust Company Americas, as administrative agent and the lenders party thereto